UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011 (December 15, 2011)
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification Number)
incorporation)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive
offices, including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     On December 15, 2011, certain subsidiaries of CVR Energy, Inc., a Delaware corporation (the “Company”), entered into an ABL incremental commitment agreement (the “Incremental Commitment Agreement”) pursuant to which the lenders thereto severally agreed to provide $150.0 million in aggregate incremental commitments under the existing ABL credit facility, dated as of February 22, 2011, among Coffeyville Resources, LLC (“Resources”) and the other borrowers named therein (collectively, together with Resources, the “Borrowers”), certain of Resources’s holding companies and other subsidiaries (collectively, together with the Borrowers, the “Credit Parties”), the lenders from time to time party thereto and Deutsche Bank Trust Company Americas (“Deutsche Bank”), as administrative agent and collateral agent (the “Existing ABL Credit Facility” and, as amended pursuant to the Incremental Commitment Agreement, the “ABL Credit Facility”), in accordance with and subject to the terms of the Existing ABL Credit Facility and the Incremental Commitment Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets
     On December 15, 2011, pursuant to the previously announced Stock Purchase and Sale Agreement (the “Purchase Agreement”), dated November 2, 2011, by and among The Gary-Williams Company, Inc., a Delaware corporation (“Seller Parent”), GWEC Holding Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Seller Parent (“Seller”), Gary-Williams Energy Corporation, a Delaware corporation and a wholly-owned subsidiary of Seller (“GWEC”), the Company and Resources, Resources completed its previously announced acquisition of all of the issued and outstanding shares of GWEC from Seller (the “Acquisition”).
     On November 2, 2011, Resources delivered a $26,250,000 deposit to Seller by wire transfer of immediately available funds (the “Purchase Price Deposit”). On December 15, 2011, Resources paid Seller $571,335,000 in cash, consisting of the initial purchase price of $525,000,000 (less the Purchase Price Deposit), a preliminary capital expenditure adjustment of $185,000, and a preliminary working capital adjustment of $82,900,000, which adjustments remain subject to customary post-closing review. $10,500,000 of the Purchase Price will be held in escrow to secure Seller’s obligations to indemnify Resources. The description of the Purchase Agreement above is qualified in its entirety by reference to the full text of the agreement, attached hereto as Exhibit 2.1, which is incorporated herein by reference.
     GWEC’s audited consolidated financial statements and related notes as of and for the years ended December 31, 2010 and 2009 were filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated December 9, 2011, and GWEC’s audited consolidated financial statements and related notes as of the year ended December 31, 2009 and for each of the years in the two-year period then ended were filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K dated December 9, 2011. GWEC’s unaudited consolidated financial statements as of September 30, 2011 and for the nine months ended September 30, 2011 and 2010 were filed as Exhibit 99.4 to the Company’s Current Report on Form 8-K dated December 9, 2011. The Company’s unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 2011 and for the year ended December 31, 2010, which give effect to the Acquisition and related transactions, are attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
     Senior Secured Notes Offering
     On December 15, 2011, Resources and Coffeyville Finance Inc. (“Finance” and collectively, together with Resources, the “Issuers”), the Company’s wholly-owned subsidiaries, closed an offering of $200 million aggregate principal amount of 9% first lien senior secured notes due 2015 (the “Notes”). The Notes were sold at issue price of 105% plus accrued interest since October 1, 2011. The Notes were issued as “Additional Notes” pursuant to an indenture (the “Indenture”), dated April 6, 2010, among the Issuers, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee. The Indenture, which includes a form of note, was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K dated April 12, 2010 and is incorporated by reference herein.
     The Notes are fully and unconditionally guaranteed by each of the Company’s subsidiaries that also guarantee the ABL Credit Facility (the “Guarantors” and, together with the Issuers, the “Indenture Credit Parties”).
     The Notes bear interest at a rate of 9% per annum and mature on April 1, 2015, unless earlier redeemed or repurchased by the Issuers. Interest is payable on the Notes semi-annually on April 1 and October 1 of each year to holders of record at the close of business on March 15 and September 15, as the case may be, immediately preceding each such interest payment date.
     The Issuers will have the right to redeem the Notes at the redemption prices set forth below:
•	On or after April 1, 2012, some or all of the Notes may be redeemed at a redemption price of 106.750% of the principal amount thereof if redeemed during the twelve-moth period beginning on April 1, 2012, 104.500% of the principal amount thereof if redeemed during the twelve-month period beginning on April 1, 2013, and 100% of the principal amount if redeemed on or after April 1, 2014, plus any accrued and unpaid interest;

•	Prior to April 1, 2012, up to 35% of the Notes issued under the Indenture may be redeemed with the proceeds from certain equity offerings at a redemption price of 109.000% of the principal amount thereof, plus any accrued and unpaid interest;

•	Prior to April 1, 2012, some or all of the Notes may be redeemed at a price equal to 100% of the principal amount thereof plus a make-whole premium; and

•	Prior to April 1, 2012, but not more than once in any twelve-month period, up to 10% of the Notes issued under the Indenture may be redeemed at a price equal to 103.000% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.
     In addition, the Issuers are required to offer to repurchase the Notes at a purchase price of 101% of the aggregate principal amount upon the occurrence of a change of control, and are required to offer to repurchase the Notes at a purchase price of 100% upon the occurrence of certain asset sales.
     The Indenture contains restrictive covenants that limit, among other things, the ability of the Issuers and certain of their subsidiaries to incur additional indebtedness, pay dividends and make distributions on common and preferred stock, make other restricted payments, make investments, incur liens, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets and enter into certain transactions with affiliates, in each case, subject to exclusions, and other customary covenants. The Indenture also contains customary events of default.
     The obligations of the Indenture Credit Parties under the Notes and the guarantees are secured by (1) a first priority security interest on substantially all of the Indenture Credit Parties’ assets other than inventory and accounts receivable and related assets which secure the ABL Credit Facility on a first priority basis (the “ABL Priority Collateral”) and (2) a second priority security interest on ABL Priority Collateral.
     ABL Credit Facility
     As disclosed under Item 1.01 above, on December 15, 2011, the Credit Parties entered into a $150.0 million Incremental Commitment Agreement pursuant to the ABL Credit Facility. Following the execution and delivery of the Incremental Commitment Agreement, the ABL Credit Facility is a senior secured asset based revolving credit facility in an aggregate principal amount of up to $400.0 million, together with an incremental facility which permits an increase in borrowings of up to $100.0 million in the aggregate subject to additional lender commitments and certain other conditions. The proceeds of the loans may be used for capital expenditures and working capital and general corporate purposes of Resources and its subsidiaries. The ABL Credit Facility provides for loans and letters of credit in an amount up to the aggregate availability under the facility, subject to meeting certain borrowing base conditions, with sub-limits of 10% of the total facility commitment for swingline loans and 90% of the total facility commitment for letters of credit.
     The borrowing base at any time equals the lesser of
•	the sum of (without duplication):

•	the aggregate amount of unrestricted cash and qualified cash equivalents held in deposit accounts or securities accounts that are subject to a control agreement and a first priority lien, plus

•	85% of eligible accounts, plus

•	85% of eligible unbilled accounts, plus

•	80% of eligible refinery hydrocarbon inventory (subject to increase on the basis of a fixed charge coverage ratio test), plus

•	the lesser of (i) 80% of the eligible exchange agreement positive balance and (ii) $10.0 million, plus

•	prior to the disposition of the fertilizer business of certain Credit Parties, the lesser of (i) 65% of eligible fertilizer inventory and (ii) $10 million or, if an appraisal has been provided within the six months prior to any such date of determination, 85% of such appraised net orderly liquidation value of all eligible fertilizer inventory, plus

•	80% of eligible in-transit crude oil, plus

•	100% of the value of paid but unexpired standby letters of credit, minus

•	the aggregate amount of reserves then established; and

•	the borrowing base as defined the indentures governing the notes and the existing second lien notes of Resources and Finance, in an amount equal to (i) 90% of all accounts receivables and (ii) 85% of the book value of all inventory.
     All borrowings under the ABL Credit Facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.
     Interest Rate and Fees
     Loans under the ABL Credit Facility currently bear interest at an annual rate equal to, at the Borrowers’ option, (i) 2.75% plus LIBOR or (ii) 1.75% plus a base rate.
     The Borrowers must also pay a commitment fee to the lenders under the ABL Credit Facility equal to: (i) 0.375% per annum if utilization under the facility is equal to or greater than 66% of the total commitments, (ii) 0.50% per annum if utilization under the facility is equal to or greater than 33% but less than 66.0% of the total commitments, and (ii) 0.625% per annum if utilization under the facility is less than 33.0% of the total commitments. The Borrowers must also pay customary letter of credit fees equal to the applicable margin on LIBOR loans on the maximum amount available to be drawn under, and customary facing fees equal to 0.125% of the face amount of, each letter of credit.
     Mandatory and Voluntary Repayments
     The Borrowers are required to repay amounts outstanding under the ABL Credit Facility under specified circumstances, including with the proceeds of certain asset sales. In addition, the Borrowers are permitted to voluntarily prepay amounts outstanding under the ABL Credit Facility at any time.
     Amortization and Final Maturity
     There is no scheduled amortization under the ABL Credit Facility. All outstanding loans under the facility are due and payable in full on August 22, 2015.
     Guarantees and Security
     The obligations under the ABL Credit Facility and related guarantees are secured by a first priority security interest in substantially all of Resources’s and Finance’s and the guarantors’ inventory and accounts and a second priority security interest in substantially all of the Credit Parties’ other assets, in each case subject to Permitted Liens, other exceptions and the intercreditor agreements.
     Restrictive Covenants and Other Matters
     The ABL Credit Facility requires Resources in certain circumstances to comply with a minimum fixed charge coverage ratio test, and contains other restrictive covenants that limit Resources’s ability and the ability of its subsidiaries to, among other things, incur liens, engage in a consolidation, merger, purchase or sale of assets, pay dividends, incur indebtedness, make advances, investment and loans, enter into affiliate transactions, issue equity interests, or create subsidiaries and unrestricted subsidiaries. We were in compliance with the covenants of the ABL Credit Facility as of September 30, 2011.
     The ABL Credit Facility contains certain customary representations and warranties, affirmative covenants and events of default.
     The description of the ABL Credit Facility above is qualified in its entirety by reference to the full text of the Incremental Commitment Agreement and the Existing ABL Credit Facility. The Incremental Commitment Agreement is attached hereto as Exhibit 10.1 and the ABL Credit Facility was attached to the Company’s Current Report on Form 8-K dated February 28, 2011 as Exhibit 1.1. Both are incorporated herein by reference.

Item 8.01.	Other Events
     On December 15, 2011, the Company issued a press release announcing the closing of the Acquisition, the closing of the Incremental Commitment Agreement and that its wholly-owned subsidiaries, Resources and Finance, have completed the private offering of $200 million aggregate principal amount of their 9% First Lien Senior Secured Notes due 2015. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
          The information filed in this Report pursuant to Item 8.01, including the information contained in Exhibit 99.1, is neither an offer to sell nor a solicitation of an offer to buy any security and will not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.
2.1*	Stock Purchase and Sale Agreement, dated November 2, 2011, by and among The Gary-Williams Company, Inc., GWEC Holding Company, Inc., Gary-Williams Energy Corporation, CVR Energy, Inc. and Coffeyville Resources, LLC.
10.1	Incremental Commitment Agreement, dated December 15, 2011, by and between Coffeyville Resources, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Terminal, LLC, Gary-Williams Energy Corporation, Wynnewood Refining Company, as borrowers, Coffeyville Nitrogen Fertilizers, Inc., CL JV Holdings, LLC, Coffeyville Refining & Marketing, Inc., Coffeyville Terminal, Inc., Coffeyville Pipeline, Inc., Coffeyville Crude Transportation, Inc., Coffeyville Finance Inc. and CVR GP, LLC, as guarantors, Deutsche Bank Trust Company Americas and the lenders named therein, as incremental lenders, and Deutsche Bank Trust Company Americas, as administrative agent.
10.2	ABL Credit Agreement, dated as of February 22, 2011, among Coffeyville Resources, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville

Resources Nitrogen Fertilizers, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC and Coffeyville Resources Terminal, LLC, the Holdings Companies (as defined therein), the Subsidiary Guarantors (as defined therein), certain other Subsidiaries of the Holding Companies or Coffeyville Resources, LLC from time to time party thereto, the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, JPMorgan Chase Bank, N.A. and Wells Fargo Capital Finance, LLC, as Co-ABL Collateral Agents, and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent (filed as Exhibit 1.1 to CVR Energy, Inc.’s Current Report on Form 8-K dated February 28, 2011 (File No. 001-33492) and incorporated herein by reference).

10.3	Indenture, dated as of April 6, 2010, among Coffeyville Resources, LLC, Coffeyville Finance Inc., the guarantors named therein and Wells Fargo Bank, National Association, as Trustee (filed as Exhibit 1.1 to CVR Energy, Inc.’s Current Report on Form 8-K dated April 12, 2010 (File No. 001-33492) and incorporated herein by reference).

99.1	Press release, dated December 15, 2011, issued by CVR Energy, Inc.

99.2	Unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 2011 and for the year ended December 31, 2010.

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

PLEASE NOTE: Pursuant to the rules and regulations of the Securities and Exchange Commission, we have filed or incorporated by reference the agreements referenced above as exhibits to this Current Report on Form 8-K. The agreements have been filed to provide investors with information regarding their respective terms. The agreements are not intended to provide any other factual information about the Company or GWEC or their businesses or operations. In particular, the assertions embodied in any representations, warranties and covenants contained in the agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in confidential disclosure schedules not included with the exhibits. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements. Moreover, certain representations, warranties and covenants in the agreements may have been used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the respective agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the agreements as characterizations of the actual state of facts about the Company or GWEC or their business or operations on the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: December 16, 2011

CVR ENERGY, INC.
By:	/s/ Edward A. Morgan
Edward A. Morgan
Chief Financial Officer and Treasurer